As filed with the Securities and Exchange Commission on June 8, 2006


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                       Secured Digital Applications, Inc.

             (Exact name of registrant as specified in its charter)



         Delaware                                            84-1357927
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           identification No.)



     Park 80 West, Plaza One, Saddle Brook, New Jersey          07663
     -------------------------------------------------        ---------
        (Address of principal executive offices)             (Zip Code)

                 2006 EMPLOYEE, OFFICER AND DIRECTOR STOCK PLAN
                                       and
                             COMPENSATION AGREEMENTS

                              (full title of plan)


                                 Mr. Patrick Lim
                     11, Jalan 51A/223, 46100 Petaling Jaya
                               Selangor, Malaysia
                     ---------------------------------------
                     (Name and address of agent for service)

                               011 60 3 7956-7026
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------

                                                   Proposed Maximum     Proposed Maximum
Title of Each Class of            Amount to be      Offering Price         Aggregate             Amount of
Securities to be Registered        Registered        per unit (1)       Offering Price (1)    Registration Fee

-----------------------------------------------------------------------------------------------------------------
Shares of Common Stock (2)         10,000,000          $ 0.0875              $875,000              $ 93.63

Shares of Common Stock (3)          7,000,000          $ 0.0875              $612,500              $ 65.54
-----------------------------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on June 6, 2006.

(2) Shares to be offered through the 2005 Employee, Officers and Directors Stock Plan or upon conversion of securities offered through the Plan.

(3) Shares to be issued pursuant to consulting agreements.

     **This registration statement shall also cover an indeterminable number of additional common shares which may be issued by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common shares.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the issuance of up to 17,000,000 shares of common stock under the 2005 Employee, Officer and Director Stock Plan (the "Plan") and pursuant to compensation agreements executed with certain consultants to the Company.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS The Registration Statement relates to two separate prospectuses.

     Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

     Reoffer Prospectus: The material that follows Item 2, beginning on page 4 through page 10, up to, but not including Part II of this Registration Statement, beginning on page 11, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares issued under the Plan that are deemed to be "control securities" or "restricted securities" under the Securities Act and that have been acquired by the selling shareholders named in the reoffer prospectus. The Company has not yet issued any securities under the Plan and, accordingly, at the present time, no such control securities or restricted securities have been issued under the 2005 Employee, Officer and Director Stock Plan. As and when such shares may be issued, the Company will file post-effective amendments identifying the selling shareholders offering shares under this Prospectus.

Item 1.  Plan Information.

     Secured Digital Applications, Inc. ("We" or "SDA") will provide each participant (the "Recipient") with documents that contain information related to our 2005 Employee, Officer and Director Stock Plan and other information, including, but not limited to, the disclosure required by Item I of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428 (b)(1) under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.*

     We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

     *Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                               REOFFER PROSPECTUS

                       SECURED DIGITAL APPLICATIONS, INC.

                        3,000,000 Shares of Common Stock

     The shares being offered pursuant to this Reoffer Prospectus are held by persons who are employees, officers, directors or otherwise control persons of Secured Digital Applications, Inc. They acquired the shares from Secured Digital Applications, Inc., either as the recipients of grants of stock or by exercising stock options issued to them by Secured Digital Applications, Inc. under the Company's 2005 Employee, Officer and Director Stock Plan (the "Plan.")

     The selling shareholders may sell some or all of the shares that are the subject of this prospectus into the public market from time to time. The shareholders will bear the costs of such transactions and may offer the shares in ordinary brokerage transactions or through negotiated sales.

     Secured Digital Applications, Inc.'s common stock is listed for trading on the OTC Bulletin Board under the trading symbol "SDGL."


   PURCHASE OF SECURED DIGITAL APPLICATIONS, INC. COMMON STOCK INVOLVES RISK.
               PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       SECURED DIGITAL APPLICATIONS, INC.,
                             Park 80 West, Plaza One

                             Saddle Brook, NJ 07663



                THE DATE OF THIS PROSPECTUS IS JUNE 8, 2006

                                TABLE OF CONTENTS

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 6

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . 7

OTHER AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . 8

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .10

SAFE HARBOR STATEMENT


     This Form S-8 and other reports filed by the Company from time to time with the Securities and Exchange Commission, as well as the Company's press releases, contain or may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Information is provided that is based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. The Company is including this cautionary statement in this Form 10-KSB to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by or on behalf of us. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "may", "should", "anticipates", "estimates", "expects", "future", "intends", "hopes", "plans", "projects" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results of the Company to vary materially from historical results or from any future results expressed or implied in such forward-looking statements.


     These factors include, among others, the following: the inability of the Company to successfully implement its business plans, the cancellation or postponement of contracts that the Company has entered into in connection with its business, the inability to obtain services provided by other companies or service providers, the inability of the Company to raise capital on a timely basis, the inability of the Company to meet certain covenants contained in trade financing agreements, existing and future government regulations, changes and fluctuation in foreign currency exchange rates, the failure to retain qualified personnel, competitive pressures and potentially adverse tax and cash flow consequences resulting from operations in multiple countries with different laws and regulations, and the general economic and business conditions in Malaysia, the United States and the other countries in which we do business, primarily in Asia. The Company does not undertake to update, revise or correct any forward-looking statements.

                                  RISK FACTORS

                            SIGNIFICANT RISK FACTORS

     The  Company  faces  a  significant   number  of  risks  and  uncertainties
associated with executing its business plan, only some of which the Company can currently anticipate.

     These risks and uncertainties may impair the Company's progress and profitability and must be given careful consideration. The risks described below are intended to highlight risks that are specific to the implementation of its business plan, but are not the only risks that the Company faces. They are not discussed in a particular order and no assumption should be made that the most significant or likely risks are discussed first. In addition, other risks and uncertainties, including those generally affecting the global economy, the political and economic climate in Malaysia and the rest of Asia, the United States, the relevant industries in which the Company operates, the public securities market, and risks that the Company currently believes are immaterial may ultimately impair its business and results of operations.


                          SUMMARY OF SIGNIFICANT RISKS

o    The  Company's  business  strategy,   to  acquire  new  businesses  and  to
     aggressively  grow  its  existing   businesses,   requires  investments  of
     substantial resources and entails substantial risk.

o The Company may acquire businesses that it is unable to successfully integrate into its centralized management structure.

o The Company may be unable to continue to grow its operations in a manner consistent with its historical performance. The Company may be unable to make additional acquisitions of the same caliber and/or such companies, once acquired, may not experience growth or profitability.

o The Company has aggressively pursued strategic acquisitions of companies that it considers to have superior prospects in related lines of business, and these acquisitions may be unsuccessful and cause financial losses.

o The Company's ability to introduce its products to the anticipated markets is unproven.

o The market for the Company's broadband products and services, including the EyStar SmartHome Console, SmileCAM, and Testech are unproven, and demand may be inadequate.

o The market for the Company's new business line which includes sales, rental and servicing of material handling equipment is highly competitive with a large number of competitors.

o The Company obtains supplies and services from third parties who may be unwilling to continue providing these services in the future.

o The Company is subject to license requirements and extensive government regulation that can be changed at any time.

o The Company is subject to particular risks due to its international operations.

o The Company's retail business is sensitive to changes in cyclical consumer demand, general economic conditions and technology development.

o The Company has entered into significant contracts with a limited number of businesses, the loss of which would be materially detrimental to the Company's operations.

o The Company's attempt to enter the business of international trade, either as a consultant, or as a proprietary trader, may be unsuccessful and lead to losses. International trade is heavily regulated, is highly competitive and is subject to the detrimental effects of fluctuations in currency exchange rates.

o Substantially all of the Company's sales occur in Malaysian Ringgit and the Company's sales and earnings will be affected by the recent decision of the Malaysian government to allow the currency exchange rate with the United States dollar to fluctuate. The exchange rate had been previously fixed at
     3.8 Ringgit to the dollar. Since the exchange rate was permitted to float in 2005, the exchange rate has dropped to approximately 3.6 Ringgit to the US dollar as of the date of this prospectus, which has been favorable to the company's revenue as reported in US dollars.

                         DETERMINATION OF OFFERING PRICE

     The offering price of the common stock to be offered pursuant to this prospectus is based solely on the market price of our common stock on June 6, 2006. The offering price is not an indication of and is not based on a computation of our actual value, nor does it necessarily bear any relationship to book value, assets or earnings of the Company or other recognized criteria of value. The offering price should not be regarded as an indication of the future market price of these securities.

                              SELLING SHAREHOLDERS*

     The table below contains information regarding the individuals who are using this prospectus to offer common shares.*

                                    Offering
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------
                       No. Shares Shares     Percent of
                       Owned Before          Class Owned       No. Shares         Shares Owned       Percent of
Selling Shareholder    Offering              Before Offering   Offered            After Offering     Class Owned
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------
Patrick Soon-Hock Lim  51,245,000            38.13             0                  51,245,000         38.13
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------
Valerie Hoi-Fah Looi    4,860,000            3.61              0                   4,860,000          3.61
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------
Wan Abdul Razak bin       400,000            **                0                     400,000           **
Muda
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------
Voon-Fui Yong              62,400            **                0                     62,400            **
---------------------- --------------------- ----------------- ------------------ ------------------ -----------------

* The Company has not yet issued securities under the plan and, accordingly, the amount to be offered by controlling shareholders is unknown. The Company will supplement this reoffer prospectus to disclose such shares to be offered pursuant to this prospectus.

**   Less than one percent

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the SEC's Public Reference Room at 450 Fifth St., NW, Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC' s website at www.sec.gov. The SEC website contains reports, proxy and information statements, and other information regarding electronic filers.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus. Any information that we incorporate by reference is automatically updated and superseded if information contained in this prospectus modifies or replaces that information. In addition, any information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus. You must look at all of our SEC filings that we have incorporated by reference to determine if any of the statements in a document incorporated by reference have been modified or superseded.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares registered hereby have been sold:

     (a) Secured Digital Applications, Inc.'s Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005;

     (b) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2006.

     (c) Our current reports on Form 8-K filed on April 14, 2006; April 20, 2006; April 21, 2006, May 2, 2006 and May 23, 2006.

     Upon written or oral request, Secured Digital Applications, Inc. will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who requests it. Any such request should be made to the attention of Valerie Hoi-Fah Looi, Company Secretary, Secured Digital Applications, Inc., Park 80 West, Plaza One, Saddle Brook, New Jersey 07663.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of our common stock will go to the selling stockholder.

PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholder. Each selling stockholder of the common stock of Secured Digital and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock in the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale;

     o    any other method permitted pursuant to applicable law.

                                 INDEMNIFICATION

     Section  145 of the  General  Corporation  Law of  the  State  of  Delaware
authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our certificate of incorporation provides that the corporation shall indemnify any and all persons whom it shall have power to indemnity under the General Corporation Law of the State of Delaware from and against any and all of the expenses, liabilities or other matters referred to in or covered by of the General Corporation Law of the State of Delaware, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a) Secured Digital Applications, Inc.'s Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005 as filed on April 20, 2006;

     (b) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2006.

     (c) Our current reports on Form 8-K filed on April 14, 2006; April 20, 2006; April 21, 2006, May 2 and May 23, 2006.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by McDaniel & Chusid, LLP, Park 80 West, Plaza One, Saddle Brook, New Jersey 07663. Jay McDaniel, a member of the firm, is a substantial shareholder of the Company as defined by Item 509 of Regulation S-K and is to receive common stock of the company as consideration for legal and consulting services.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

EXHIBIT
NUMBER    EXHIBIT
------    -------

10.1 2005 Employee, Officer and Director Stock Plan (incorporated by reference to Exhibit 10 from the Company's Information Statement filed June 9, 2005)

10.2      Compensation Agreement with McDaniel & Chusid, LLP dated May 22, 2006

10.3      Consulting Agreement with Lee Siew Hong dated April 23, 2006

10.4      Consulting Agreement with Soong Kwong Choon dated April 15, 2006

10.5      Consulting Agreement with Intellego, LLC dated May 22, 2006

5.1       Opinion of McDaniel & Chusid, LLP

23.1      Consent of McDaniel & Chusid, LLP as contained in Exhibit 5.1

23.2      Consent of Independent Registered Public Accounting Firm

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 7, 2006 in Selangor, Malaysia.

                                     SECURED DIGITAL APPLICATIONS, INC.


                                      By: /s/ Patrick Soon-Hock Lim
                                      -----------------------------
                                      Patrick Soon-Hock Lim, Chief Executive
                                      Officer and Chairman
                                      (Principal Executive Officer)

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick Soon-Hock Lim his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                     Title                                  Date
     ---------                                     -----                                  ----
/s/ Patrick Soon-Hock Lim             Chief Executive Officer and Chairman            June 7, 2006
----------------------------
Patrick Soon-Hock Lim

/s/ Voon-Fui Yong                     Chief Accounting Officer and Principal          June 7, 2006
----------------------------          Accounting Officer
Voon-Fui Yong

/s/ Valerie Hoi-Fah Looi              Secretary and Director                          June 7, 2006
----------------------------
Valerie Hoi-Fah Looi

/s/ Wan Abdul Razak bin Muda          Director                                        June 7, 2006
----------------------------
Wan Abdul Razak bin Muda


The Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 7, 2006 in Selangor, Malaysia.


                                 SECURED DIGITAL APPLICATIONS, INC.


                                 By: /s/ Patrick Soon-Hock Lim
                                 ------------------------------
                                 Patrick Soon-Hock Lim, Chief Executive Officer and Chairman (Principal Executive Officer)